Exhibit 5.3

September 12, 2014

The GEO Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487

Re:	Form S-3 Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as special Colorado counsel to B.I. Incorporated, a Colorado corporation (the “Company”) in connection with that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) by The GEO Group, Inc. (“Parent”), the Company and certain other subsidiaries of the Company (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the offering from time to time, pursuant to Rule 415 under the Act, of (i) common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (iii) the debt securities of the Parent which may be senior or subordinated (the “Debt Securities”), (iv) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors, including the Company (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”), and (vi) units consisting of one or more of the Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination thereof (the “Units”) (collectively, the Common Stock, Preferred Stock, Debt Securities and Warrants are referred to as the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

(1)	the Registration Statement;

(2)	the form of Indenture for senior Debt Securities and the form of Indenture for subordinated Debt Securities (each an “Indenture” and collectively, the “Indentures”);

The GEO Group, Inc.

September 12, 2014

(3)	the Articles of Incorporation of the Company, as presently in effect;

(4)	the By-Laws of the Company, as presently in effect;

(5)	certain resolutions adopted by the board of directors of the Company relating to the Registration Statement and related matters; and

(6)	the Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of Colorado issued September 5, 2014 (the “Certificate of Good Standing”).

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement other than the Company; (d) the entity power of each party to the Registration Statement (other than the Company) to execute, deliver and perform the Registration Statement and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Company) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement by such party; and (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Company.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

(1)	Based solely on the Certificate of Good Standing, the Company is a Colorado corporation that is validly existing and in good standing under Colorado law.

(2)

When (i) the issuance and terms of any Guarantees by the Company and the terms of the offering thereof have been (A) duly established in conformity with the applicable Indenture or any supplemental indenture thereto, so as not to violate applicable law, or rule or regulation thereunder applicable to the Company, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having

The GEO Group, Inc.

September 12, 2014

jurisdiction over the Company and (B) duly authorized by proper action of the Board of Directors of the Company in accordance with the Articles of Incorporation and the By-Laws, and (ii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the applicable Indenture and any supplemental indenture thereto and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, the Company will have the corporate power and authority to execute, deliver and perform its obligations under the applicable Indenture, any supplemental indenture and the Guarantees and will have taken the required steps to authorize the execution and delivery of the applicable Indenture, any supplemental indenture and the Guarantees under the laws of the State of Colorado.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Colorado, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ BURNS, FIGA & WILL, P.C. BURNS, FIGA & WILL, P.C.